Exhibit 99

List of Pending Tobacco Cases

The following sets forth the principal parties to the proceedings referred to in Item 3 of this Form 10-K in which Registrant is currently named as a defendant, the court in which such proceedings are pending and the date such proceedings were instituted against Registrant:

Cochran, O. v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, December 31, 2002;

Cotroneo, L. v. Fortune Brands, Inc., Supreme Court of New York, Queens County, October 21, 1997;

DeBobes, L. (severed from Perri, A.) v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, October 17, 1997;

Eiser, L. v. The American Tobacco Company, et al., Court of Common Pleas of Philadelphia County, Philadelphia, March 31, 1999;

Gelfond, M. v. Fortune Brands, Inc., et al., Supreme Court of New York, New York County, May 1, 1998;

Gouveia, D. (severed from Valentin, A.) v. Fortune Brands, Inc., et al., Supreme Court of New York, Rensselaer County, September 2, 1997;

Hobart, C. (severed from Lennon, L.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 30, 1997;

James, T. (severed from Crane, J.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, April 4, 1997;

Tormey, T. v. The American Tobacco Company, et al., Supreme Court of New York, Onondaga County, December 30, 2005; and

Yedwabnick (f/k/a Smith, BJ) v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, August 26, 1997.

List of Terminated Tobacco Cases

The following cases, previously listed as pending, have been dismissed and were not previously reported as such:

Brazil (State of Sao Paulo) v. The American Tobacco Company, Inc., et al., State of Louisiana, February 14, 2000, Dismissed February 23, 2007.

Brown, G. (severed from Cochran, O.) v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, March 30, 2001, Dismissed.

Kaiser Aluminum & Chemical Corporation v. RJR Nabisco, et al., Circuit Court of Jefferson County, Mississippi, December 15, 2000, Dismissed January 26, 2007.

McCormack, P. (severed from Walgreen, C.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 28, 1997, Dismissed.

Panama (The Republic of) v. The American Tobacco Company, et al., Civil District Court for the Parish of Orleans, New Orleans, Louisiana, August 25, 1998, Dismissed February 23, 2007; and

Robare, W. (severed from Valentin, A.) v. Fortune Brands, Inc., et al., Supreme Court of New York, Clinton County, September 11, 1997, Dismissed October 16, 2007.